UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2013

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota	55402-3232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-758-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on February 12, 2013. Of the 35,237,956 shares of common stock entitled to vote, 32,450,204 shares were present at the Annual Meeting in person or by proxy. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
A. George Battle	25,896,202	3,387,530	6,315	3,160,157
Nicholas F. Graziano	29,201,872	76,404	11,771	3,160,157
Braden R. Kelly	29,133,744	143,915	12,388	3,160,157
James D. Kirsner	29,172,812	95,880	21,355	3,160,157
William J. Lansing	29,193,710	76,170	20,167	3,160,157
Rahul L. Merchant	28,657,645	611,670	20,732	3,160,157
David A. Rey	29,201,581	76,562	11,904	3,160,157
Duane E. White	28,671,042	607,132	11,873	3,160,157

Item No. 2:	The stockholders approved, on an advisory (non-binding) basis, the resolution relating to the Company’s executive officer compensation by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
28,325,824	897,915	66,308	3,160,157

Item No.3:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2013 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
32,123,213	314,963	12,028

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

	By	/s/ MARK R. SCADINA
Mark R. Scadina
Date: February 14, 2013		Executive Vice President, General Counsel, and Secretary